UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TaskUs, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following questions and answers list was used with employees of TaskUs, Inc. on May 28, 2025.

TaskUs Transaction Employee FAQ

About the Transaction
Impact on Employees
Treatment of Equity - at Closing
Treatment of Equity - after Closing
Questions and Next Steps

About the Transaction

1.	What was announced?

●
On May 9, 2025, we announced that the Company entered into an agreement under which our co-founders Bryce Maddock and Jaspar Weir, in partnership with Blackstone, will acquire TaskUs and operate it as a private company.

	●	We expect the transaction will close in the second half of 2025, subject to customary closing conditions and approvals, including the receipt of required regulatory and stockholder approvals.

2.	What does it mean to become a private company?

	●	Following completion of the transaction, our common stock will no longer be publicly traded on a stock exchange.

	●	Until the transaction is completed, which we expect to occur in the second half of 2025, TaskUs remains a publicly traded company, and we are operating as usual.

3.	Why is TaskUs going private?

	●	Being private will allow us to invest and reposition the business for what’s to come given the changing landscape and rise of AI.

	●	This strategic transaction with the buyer group will enable TaskUs to make long-term investments to better support both our own business and our clients as we scale and adapt in the AI age.

CONFIDENTIAL	2025

4.	Who is Blackstone and what will their role be moving forward?

	●	Blackstone is the world’s largest alternative asset manager and seeks to deliver compelling returns for institutional and individual investors by strengthening the companies in which the firm invests.

●
Blackstone first invested in TaskUs in 2018, and, following the close of the transaction, Blackstone’s partnership will equip TaskUs with additional flexibility and resources to make the long-term investments in AI capabilities that will be needed to enhance the customer value proposition in the fast-changing environment brought upon by AI.

5.	Will there be changes to TaskUs’ name or brand?

	●	We will continue to operate under the TaskUs name and brand.

Impact on Employees

6.	What does this transaction mean for teammates?

	●	While this will be a change in the Company’s ownership structure, our frontline-first culture and focus on serving clients won’t change.

	●	We believe this transaction will provide the Company and teammates with greater flexibility to support and deliver for our clients.

	●	We remain business as usual, and our focus should be on serving our clients and living up to our core values.

7.	Will there be changes to my day-to-day responsibilities?

	●	This news has no impact on day-to-day responsibilities or reporting structure.

	●	As always, our focus should be on serving our clients.

CONFIDENTIAL	2025

8.	Will there be any changes to employee salaries, compensation or benefits as a result of this transaction? Will the bonus program for 2025 change?

	●	As always, our goal is to reward and retain our leaders and teammates.

	●	Nothing is changing as a result of this announcement.

	●	There will be no change to the 2025 bonus program.

	●	We will continue to operate under our current compensation and benefits programs.

9.	What is the new compensation plan going to look like after we are private?

●
We don’t know if, or when, the transaction will close, and the buyer group has not yet determined the terms of any post-closing compensation arrangements. As such, we do not expect to announce the terms of any post-closing compensation arrangements prior to the closing.

10.	Will there be layoffs as a result of this transaction?

	●	No layoffs are planned as a result of this announcement.

	●	As always, we will continue to evaluate the needs of our business to ensure that TaskUs is positioned to best serve our clients.

11.	What will Bryce and Jaspar’s roles be? What does this mean for the management team?

	●	Following the close of the transaction, Bryce and Jaspar will continue to serve in their roles as Chief Executive Officer and President, respectively.

	●	There are no changes to management planned as a result of this announcement.

Treatment of Equity - at Closing

12.	Can I continue to buy and sell TaskUs stock until the transaction closes?

●
Yes, you can continue to trade TaskUs stock, subject to the restrictions that are already in place. Please refer to the Company’s Securities Trading Policy and resources available regarding equity. If you are a restricted person, you can use this form to request pre-clearance to trade.

	●	This announcement does not impose any additional restrictions on your ability to buy or sell TaskUs stock.

	●	We will continue to operate as a public company and employees are subject to all trading windows and restrictions until the transaction closes.

CONFIDENTIAL	2025

13.	At closing, what happens to Company stock I received from my vested RSUs or exercised stock options?

	●	Your shares are still valid, and you remain a shareholder in the company

	●	All shares of TaskUs stock will be purchased in the transaction in exchange for the per-share sale transaction price ($16.50).

	●	As such, upon closing of the transaction, you will be entitled to receive $16.50 cash per share of Company stock you own.

	●	The tax treatment of this cash-out when the transaction closes is no different from the tax treatment of selling your shares on the open market. Please see the VestUs FAQ for your geography.

14.	At closing, what happens to my vested RSUs that have not settled into Company shares?

●
If you hold vested RSUs that have not settled into Company shares at the time of closing of the transaction, these RSUs will be cancelled and you will be entitled to receive a cash payment equal to the transaction consideration of $16.50 per share, multiplied by the number of RSUs.

	●	For example, if you have 100 vested but unsettled RSUs, your RSUs will be canceled and you will receive $16.50 per RSU, or $1,650.

	●	Payment for vested but unsettled RSUs will be made through payroll shortly following closing.

	●	The tax treatment of this cash-out when the transaction closes is no different than if your RSUs settled today. Please see the VestUs FAQ for your geography.

CONFIDENTIAL	2025

15.	At closing, what happens to my vested and unexercised stock options?

●
If you hold vested and unexercised stock options at the time of closing of the transaction, these options will be cancelled and you will be entitled to receive a cash payment equal to the transaction consideration of $16.50 per share, less the applicable stock option exercise price per share, multiplied by the number of shares subject to such option.

	●	For example, if you have 100 vested and unexercised stock options and your exercise price is $10.00, your options will be canceled and you will receive $6.50 per share (i.e., $16.50-$10.00), or $650.

	●	Payment for vested and unexercised stock options will be made through payroll shortly following closing.

	●	The tax treatment of this cash-out when the transaction closes is no different than if you were to exercise your options today. Please see the VestUs FAQ for your geography.

16.	What happens to my “underwater” stock options?

●
Any stock options (whether vested or unvested) that you hold at the time of closing that are underwater based on the transaction consideration of $16.50 per share will be cancelled for no consideration.

	●	These “underwater” stock options will be cancelled as they have no value because the exercise price equals or exceeds the transaction price per share.

17.	Upon closing, what happens to my LTIP stock options?

●
The LTIP program concluded on the third anniversary of the IPO, so no additional LTIP stock options remain unvested. If you hold vested and unexercised stock options as of immediately prior to the closing of the transaction, such options will be cancelled and you will become entitled to receive a cash payment equal to the transaction consideration of $16.50 per share, less the exercise price per share, multiplied by the number of shares subject to such option, which will be made through payroll shortly following closing.

18.
If we wait for TaskUs to buy our vested stocks at USD $16.50, will they also cover the broker fees and wire fees or will it be the usual that it will be automatically deducted on the proceeds of the sale?

●
With respect to vested shares of TaskUs stock that you hold through a brokerage account, we recommend you contact your broker for details of the fees they charge upon a merger or other so-called “corporate actions”. The payments for your vested but unsettled RSUs or vested and unexercised stock options will be processed via payroll, so broker fees and wiring fees should not apply.

CONFIDENTIAL	2025

19.	What happens to my 10b5-1 plan? Am I required to terminate it or can I continue to sell shares under that plan?

	●	Between signing and closing, your 10b5-1 plan can continue to trade. After closing, your 10b5-1 plan will terminate.

Treatment of Equity - after Closing

20.	What happens to my unvested RSUs after closing?

	●	For any of your outstanding RSUs that are not vested prior to the closing of the transaction, the awards will generally continue to vest on the same terms as your original award.

	●	For example, if your RSU award provided that, subject to your continued employment with TaskUs at the time of the applicable vesting date, you would vest as follows:

33% on March 7, 2026
33% on March 7, 2027
34% on March 7, 2028

Then, your outstanding RSU award will continue to vest on those same dates, subject to your continued employment with TaskUs at the time of each applicable vesting date.

21.	If the company is private, will I have to pay taxes when my RSUs vest?

●
It is expected that, similar to how it works today, for countries with tax withholding, TaskUs will deduct and cancel shares for tax withholding and remit your tax withholding payment to the tax authority, in which case you would receive the net shares.

22.	How will we know the value of TaskUs equity when it is a private company?

	●	It is expected that we will undertake periodic valuations to determine the value of TaskUs equity, which will help us determine the value of your equity at the time of vesting.

CONFIDENTIAL	2025

23.	What happens to my unvested stock options after closing?

●
For any of your outstanding stock options that are not vested prior to the closing of the transaction, so long as the stock option exercise price is less than the transaction price ($16.50), the stock options will generally continue to vest on the same terms as your original award.

●
For example, if your stock option award has an exercise price of $10 and provided that, subject to your continued employment with TaskUs at the time of the applicable vesting date, your remaining stock potions would vest as follows:

25% on August 1, 2026
25% on August 1, 2027

Then, your outstanding stock option award will continue to vest on those same dates, subject to your continued employment with TaskUs at the time of each applicable vesting date.

24.	After closing, will I be able to sell my TaskUs shares I receive from vested RSUs and exercised stock options in the future?

	●	Without a public market, you will not be able to sell your shares as they vest or are exercised in the private company.

●
If the transaction closes, we expect to establish an annual tender process that would allow anyone employed by the company to sell a portion of their shares at a pre-announced valuation (to be determined) to the company.

	●	This process is intended to provide partial liquidity to employee shareholders on an annual basis.

25.	If the Company is private and I leave, will my vested RSUs and stock options be cashed out?

	●	If, following the closing, you have vested RSUs and you leave the company, you will continue to hold shares that you received from your vested RSUs as a non-employee.

●
If, following the closing, you have vested and unexercised stock options, in accordance with the terms of your stock option award agreement, you will have a period to exercise those options, after which they will be cancelled if not exercised. If you exercise your vested stock options during the exercise period, you will continue to hold the underlying shares as a non-employee.

CONFIDENTIAL	2025

Questions and Next Steps

26.	What should I tell clients, vendors and suppliers if they ask me about this announcement?

●
If clients / vendors / suppliers ask, you can tell them that nothing is changing today and share our excitement about the future of TaskUs and the opportunities we have to advance the Company’s AI capabilities and deliver even more powerful solutions.

27.	What do I do if I am approached by the media, an analyst or another third party?

●
If you are contacted by the press, investors or another third party, please forward any inquiries to Trent Thrash, IR@TaskUs.com and Ramya Kumaraswamy, mediainquiries@taskus.com, who will handle on the Company’s behalf.

28.	What happens next?

	●	It’s important to note that we are not a private company today.

	●	We expect the transaction to close in the second half of 2025, subject to customary closing conditions and approvals, including the receipt of required regulatory and stockholder approvals.

	●	In the meantime, we remain a publicly traded company and will continue operating as usual.

	●	As always, our focus should be on serving our clients.

	●	We are committed to making this a seamless transition. We will keep you informed throughout this process.

29.	Who can I contact if I have questions?

	●	If you have additional questions, please reach out to your direct manager.

CONFIDENTIAL	2025

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Breeze Merger Corporation. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND SCHEDULE 13E-3 (IF AND WHEN THEY BECOME AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov, or from the Company’s Investor Relations webpage at ir.taskus.com.

Participants in the Solicitation
The Company and its directors, executive officers and other members of management and employees, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2025 (available here), under the sections “Executive and Director Compensation”, “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

CONFIDENTIAL	2025

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting the Company’s current views with respect to, among other things, the Company’s operations, the Company’s financial performance, the Company’s industry, the impact of the macroeconomic environment on the Company’s business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.

These factors include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the termination or expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that competing offers or acquisition proposals for the Company will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; the potential impact of certain provisions of the merger agreement on the Company’s liquidity and ability to fund its operations during the pendency of the proposed transaction; risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the dependence of the Company’s business on key clients; the risk of loss of business or non-payment from clients; the Company’s failure to cost-effectively acquire new clients; the risk that the Company may provide inadequate service or cause disruptions in the Company’s clients’ businesses or fail to comply with the quality standards required by the Company’s clients under the Company’s agreements; the Company’s inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by the Company’s clients or the Company’s failure to incorporate artificial intelligence into its operations; unauthorized or improper disclosure of personal or other sensitive information, or securities breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; the Company’s failure to detect and deter criminal or fraudulent activities or other misconduct by its employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which the Company generates significant revenue; the dependence of the Company’s business on its international operations, particularly in the Philippines and India; the Company’s failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which the Company operates; the Company’s inability to maintain and enhance its brand; competitive pricing pressure; the Company’s dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; the Company’s inability to effectively expand its operations into countries or industries in which the Company has no prior operating experience and in which the Company may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; and failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and the Company’s  Co-Founders over the Company; the dual class structure of the Company’s common stock; and the volatility of the market price of the Company’s Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025, as such factors may be updated from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONFIDENTIAL	2025